CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
TELEDYNE TECHNOLOGIES INCORPORATED

Teledyne Technologies Incorporated (the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:
FIRST: That the Board of Directors of Teledyne Technologies Incorporated adopted the following resolutions setting forth four proposed amendments of the Restated Certificate of Incorporation of said corporation, declaring said amendments to be advisable and directing that said amendments be considered at the 2025 Annual Meeting of Stockholders of said corporation held on April 23, 2025. The resolution setting forth the proposed amendments are as follow:
RESOLVED: that subject to approval by the stockholders, the existing Article FIVE of the Charter be amended and restated, in its entirety, as set forth below:
“FIVE: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B.The Board of Directors may adopt, amend or repeal the Bylaws of the Corporation. The stockholders of the Corporation may not adopt, amend or repeal the Bylaws of the Corporation other than by the affirmative vote of a majority of the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of directors of the Board of Directors of the Corporation, voting together as a single class.

C.The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.”
RESOLVED: that subject to approval by the stockholders, the existing Article TEN of the Charter be amended and restated, in its entirety, as set forth below:

“TEN: (A) Except as otherwise fixed pursuant to the provisions of Article FOUR hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by the affirmative vote of a majority of the whole Board of Directors. Each director serving as a director immediately following the 2024 Annual Meeting of Stockholders, unless he or she may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall hold office until the expiration of the term for which he or she has been elected, and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. At the 2024 Annual Meeting of Stockholders, the successors to the class of directors whose terms expire at that meeting shall be elected for a three-year term expiring at the 2027 Annual Meeting of Stockholders. At the 2025 Annual Meeting of Stockholders, the successors to the class of directors whose terms expire at that meeting shall be elected for a two-year term expiring at the 2027 Annual Meeting of Stockholders. At the 2026 Annual Meeting of Stockholders, the successors to the class of directors whose terms expire at that meeting shall be elected for a one-year term expiring at the 2027 Annual Meeting of Stockholders. At the 2027 Annual Meeting of Stockholders, and at each meeting of stockholders thereafter, each director shall be elected for a one-year term expiring at the next Annual Meeting of Stockholders. Each director shall hold office until the expiration of the term for which he or she is elected, and until his or her successor shall have been elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office.

(B) Except as otherwise fixed pursuant to the provisions of Article FOUR hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors:

(a) In case of any increase in the number of directors, the additional director or directors, and in case of any vacancy in the Board of Directors due to death, resignation, removal, disqualification or any other reason, the successors to fill the vacancies, shall be elected only by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director and not by the stockholders, unless otherwise provided by law or by resolution adopted by a majority of the whole Board of Directors.

(b) Directors appointed in the manner provided in paragraph (a) to newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or any other cause shall hold office for a term expiring at the next annual meeting of stockholders at which their term expires.

(c) No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(C) Except as otherwise fixed pursuant to the provisions of Article FOUR hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors, any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote of a majority of the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of directors of the Board of Directors of the Corporation, voting together as a single class.”

RESOLVED: that subject to approval by the stockholders, the existing Article TWELVE of the Charter be amended and restated, in its entirety, as set forth below:
“TWELVE: In addition to the requirements of (i) law and (ii) the other provisions of this Restated Certificate of Incorporation, the affirmative vote of a majority of the combined voting power of all outstanding voting securities of the Corporation entitled to vote on the matter, voting together as a single class, shall be required for the adoption or authorization of a Fundamental Change.

As used in this Article TWELVE, “Fundamental Change” shall mean (1) any merger or consolidation of the Corporation with or into any other corporation, (2) any sale, lease, exchange, transfer or other disposition, but excluding a mortgage or any other security device, of all or substantially all of the assets of the Corporation, (3) any merger or consolidation of a Significant Shareholder with or into the Corporation or a direct or indirect subsidiary of the Corporation, (4) any sale, lease, exchange, transfer or other disposition to the Corporation or to a direct or indirect subsidiary of the Corporation of any Common Stock of the Corporation held by a Significant Shareholder or any other assets of a Significant Shareholder which, if included with all other dispositions consummated during the same fiscal year of the Corporation by the same Significant Shareholder, would result in dispositions of assets having an aggregate fair value in excess of five percent of the total consolidated assets of the Corporation as shown on its certified balance sheet as of the end of the fiscal year preceding the proposed disposition, (5) any reclassification of Common Stock of the Corporation, or any recapitalization involving Common Stock of the Corporation, consummated within five years after a Significant Shareholder becomes a Significant Shareholder, whereby the number of outstanding shares of Common Stock is reduced or any of such shares are converted into or exchanged for cash or other securities, (6) any dissolution and (7) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Fundamental Change but, notwithstanding anything to the contrary herein, Fundamental Change shall not include any merger pursuant to the Delaware General Corporation Law, as amended from time to time, which does not require a vote of the Corporation’s stockholders for approval.

As used in this Article TWELVE, “Significant Shareholder” shall mean any person who or which beneficially owns a number of shares of Common Stock of the Corporation, whether or not such number includes shares not then outstanding or entitled to vote, which exceeds a number equal to fifteen percent of the outstanding shares of Common Stock of the Corporation entitled to vote, any and all affiliates of such person and any and all associates and family members of such person or any such affiliate.”

RESOLVED: that subject to approval by the stockholders, the existing Article THIRTEEN of the Charter be amended and restated, in its entirety, as set forth below:
“THIRTEEN: Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of Voting Stock required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the combined voting power of all outstanding voting securities of the Corporation entitled to vote on the matter, voting together as a single class, shall be required to alter, amend, supplement or repeal, or to adopt any provision inconsistent with the purpose or intent of, paragraph B of Article FIVE and Articles SEVEN, NINE, TEN, ELEVEN, TWELVE or THIRTEEN; provided, however, that no amendment of Article TWELVE shall apply to any person who is a Significant Shareholder at the time of the adoption of such amendment.”

SECOND: That thereafter, pursuant to the direction of the Board of Directors of the Corporation, the Annual Meeting of the stockholders of said Corporation was duly called and held, at which meeting the necessary number of shares, as required by statute, were voted in favor of each of the amendments.
THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware, as amended.
IN WITNESS WHEREOF, said TELEDYNE TECHNOLOGIES INCORPORATED. has caused this Certificate of Amendment to be executed on its behalf on this 23rd day of April, 2025.

TELEDYNE TECHNOLOGIES INCORPORATED

By:    /s/ Melanie S. Cibik
Name: Melanie S. Cibik
Title: Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

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